Exhibit 99.1

NEUSTAR COMPLETES ACQUISITION OF TARGUSINFO

Updates Full-Year 2011 Guidance

STERLING, VA., November 8, 2011 – Neustar, Inc. (NYSE:NSR) today completed its acquisition of Targus Information Corporation, or TARGUSinfo, which was announced on October 11, 2011. Neustar also announced it has updated its full-year 2011 guidance to reflect the completed acquisition.

“We’re pleased to announce that we have completed the acquisition of TARGUSinfo, which broadens the services we offer, accelerates our top-line growth, and creates additional long-term value for our shareholders,” said Lisa Hook, Neustar’s president and chief executive officer. “The integration of our TARGUSinfo unit significantly expands Neustar’s ability to offer a more diverse portfolio of services in the $30 billion real-time information and analytics market, better enabling us to serve our existing customers and new ones.”

TARGUSinfo is a leading provider of real-time, on-demand information services including Caller ID, providing analytics and insights to its customers over 100 billion times a year. TARGUSinfo will become Neustar’s third business segment, along with Carrier and Enterprise Services. The division will be led by Dennis Ainge, former Executive Vice President, corporate development for TARGUSinfo.

Said Ainge, “I am pleased to be joining forces with my colleagues at Neustar and excited about the opportunities to develop and deliver an even broader range of services for our combined client base. We will be focused on leveraging our technology platforms to offer leading-edge solutions to customers and penetrate new high-growth markets.”

Business Outlook

Neustar updated its 2011 guidance previously provided on October 11, 2011 to incorporate the expected results of TARGUSinfo for the remainder of the year. This guidance is based on Neustar’s performance from continuing operations and excludes stock-based compensation, the amortization of acquired intangibles, TARGUSinfo acquisition costs, and tender offer costs. For full-year 2011, the Company expects:

•	Revenue to range from $613 million to $620 million;

•	Adjusted EBITDA to range from $297 million to $303 million;

•	Adjusted income to range from $137 million to $143 million; and

•	Adjusted diluted earnings per share to range from $1.83 to $1.91.

Said Paul Lalljie, Neustar’s chief financial officer, “Our updated guidance for the full-year 2011 reflects a month and a half of TARGUSinfo’s operating activity. To allow investors to properly evaluate operating performance, we have excluded non-cash items such as stock-based compensation and the amortization of intangibles from our earnings guidance. In addition, we have excluded the costs associated with this acquisition and the tender offer to provide a relevant comparison of operating results. We will provide a view of 2012 on our Fourth Quarter and Full-Year 2011 earnings call in February, by which time we will have completed our 2012 planning process as well as a few months as a combined entity.”

Reconciliation of Non-GAAP Financial Measures

In this press release and in other public statements, Neustar presents certain non-GAAP financial data for Neustar. To place this data in an appropriate context, the following is a reconciliation of income from continuing operations to adjusted EBITDA from continuing operations for the year ended December 31, 2010. Also provided is a reconciliation of projected income from continuing operations to projected adjusted EBITDA from continuing operations for the year ending December 31, 2011.

The reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the Company’s financial performance and the comparability of the Company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

	Year Ended December 31, 2010(1)	Year Ending December 31, 2011(2)
	(in thousands, except per share data) (unaudited)
Revenue	$520,866	$616,500

Income from continuing operations	$124,028	$125,000
Add: Acquisition and tender offer costs (3)	—	13,800
Add: Amortization of acquired intangible assets	4,755	11,200
Add: Adjustment for provision for income taxes	(1,897)	(10,000)

Adjusted income from continuing operations	126,886	140,000
Add: Depreciation and amortization (4)	28,106	35,500
Add: Other expense (income)	(587)	4,500
Add: Stock-based compensation	17,045	26,700
Add: Provision for income taxes, continuing operations	84,179	93,300

Adjusted EBITDA from continuing operations	255,629	300,000
Less: Acquisition and tender offer costs	—	(13,800)
Less: Stock-based compensation	(17,045)	(26,700)

EBITDA from continuing operations	$238,584	$259,500

Adjusted EBITDA margin from continuing operations (5)	49%	49%

Adjusted income from continuing operations per diluted share	$1.67	$1.87

Weighted average diluted common shares outstanding	76,065	75,000

(1)	The amounts expressed in this column are derived from Neustar’s audited consolidated financial statements for the year ended December 31, 2010.
(2)	The amounts expressed in this column are current estimates as of the date of this press release of the results for the full year. This reconciliation is based on the midpoint of the revenue guidance.
(3)	Amounts represent acquisition costs of TARGUSinfo and costs for the Company’s tender offer announced on November 3, 2011.
(4)	Adjustment represents depreciation and amortization expense, less amortization of acquired intangible assets.
(5)	Adjusted EBITDA margin is a measure of adjusted EBITDA from continuing operations as a percentage of revenue.

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About Neustar

Neustar, Inc. (NYSE: NSR) provides market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Neustar, Inc.’s acquisition of TARGUSinfo, including, without limitation, benefits of the transaction and Neustar’s expectations regarding the transaction’s effects on its GAAP and non-GAAP results, and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which Neustar and TARGUSinfo operate; the reaction of the users of TARGUSinfo’s services; and the reaction of competitors to the transaction. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.

Neustar Investor Relations Contact

Dave Angelicchio

(571) 434-3443

InvestorRelations@neustar.biz

Neustar Media Relations Contact

Allen Goldberg

(571) 434-5520

allen.goldberg@neustar.biz